Exhibit 99.1

Elite Announces Development and License Agreement with SunGen Pharma LLC

NORTHVALE, N.J. – August 29, 2016: Elite Pharmaceuticals, Inc. ("Elite" or the “Company") (OTCBB: ELTP), a specialty pharmaceutical company developing abuse-deterrent opioids and niche generic products, today announced it has entered into a Development and License Agreement (“Agreement”) with SunGen Pharma, LLC (“SunGen”) to collaborate to develop and commercialize four generic pharmaceutical products.

Under the terms of the agreement, Elite and SunGen will share in the responsibilities and costs in the development of the products. Upon approval, the products will be owned jointly by Elite and SunGen. SunGen shall have the exclusive right to market and sell two of the products using SunGen’s label and Elite shall have the exclusive right to market and sell two of the products using Elite’s label. Elite will manufacture and package all four products on a cost plus basis.

Two of the products are classified as CNS stimulants and two of the products are classified as beta blockers. For the twelve months ending June 30, 2016, the four products and their generic equivalents had total U.S. sales of more than $3 billion according to IMS Health Data.

“We are excited to collaborate with SunGen on the development of these four important generic products,” said Nasrat Hakim, Chairman and CEO of Elite.

“We are thrilled to have this long term strategic partnership with Elite and collaborate in a broad range of product portfolio in development, manufacturing and marketing,” said Dr. Jim Huang, CEO of SunGen.

About SunGen Pharma LLC

SunGen Pharma, LLC is a privately held specialty pharmaceutical company which develops, contract manufactures, and sells pharmaceutical finished products. SunGen specializes in the development of oral solid extended release and complex injectable products. SunGen has business partnerships with many US based generic pharmaceutical companies to develop, manufacture, and sell several pharmaceutical products in the US.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse-deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic and OTC products which have been licensed to TAGI Pharma, Epic Pharma, and Valeant Pharmaceuticals International. Elite currently has eight commercial products being sold, additional approved products pending manufacturing site transfer and the NDA for SequestOx™, for which it just received the CRL from the FDA. Elite’s lead pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite also provides contract manufacturing for Ascend Laboratories (a subsidiary of Alkem Laboratories Ltd.). Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. Learn more at www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, Elite’s ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of SequestOx™ by the FDA, the steps Elite may take as a result of the CRL, the results of an End of Review Meeting and what actions the FDA may require of Elite in order to obtain approval of the NDA. These forward-looking statements are not guarantees of future action or performance. These risks and other factors, including, without limitation, Elite’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, intellectual property protections and defenses, and the Elite’s ability to operate as a going concern, are discussed in Elite's filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations
518-398-6222
Dianne@elitepharma.com